UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 10, 2007


                        LINCOLN INTERNATIONAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              Delaware                 0-5767            61-0575092
   ------------------------------   ------------      -------------------
   (State or other jurisdiction     (Commission        (I.R.S Employer
       of incorporation)            File Number)      Identification No.)


           641 Lexington Avenue, 25th Floor, New York, New York   10022
           ---------------------------------------------------------------
               (Address of principal executive office)          (Zip Code)


       Registrant's telephone number, including area code: (212) 421-1616

ITEM 5.02.  Appointment of New Principal Officer

            On September 10, 2007, Samir Masri was elected by the Board of Directors to the positions of Chief Executive Officer and Secretary of the Registrant in addition to the positions of Treasurer and Assistant Secretary. Mr. Masri has been Treasurer, Assistant Secretary, and a Director of Lincoln since August 6, 2004. He has a masters degree in Politics, Philosophy and Economics from St Catherine's College, Oxford. He is a fellow of the Institute of Chartered Accountants in England and Wales, and a CPA licensed in New York where he is also in private practice. He is an active Board Member of two not-for-profit organizations in New York.

            For his services to the Registrant, Mr. Masri is compensated at the standard hourly rate charged in connection with his accounting practice. He has no agreement with the Registrant and is terminable at will.



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, Lincoln International Corporation has duly caused this report to be signed on its behalf, by the undersigned as thereunto duly authorized in the City of New York, State of New York, on the 10th day of September, 2007.


Date: September 10, 2007          LINCOLN INTERNATIONAL CORPORATION


                                     /s/ Samir Masri
                                         -----------------------
                                     By: Samir Masri
                                  Title: Chief Executive Officer